Exhibit 21.1

                    Subsidiaries of WealthCraft Systems Inc.

Corporation                                        State of Incorporation
------------------------------                     -------------------------

WealthCraft Systems Limited.                       HKSAR
WealthCraft Systems                                PRC
(Shenzhen) Limited